Exhibit 11

                   Ballantyne of Omaha, Inc. and Subsidiaries
                Computation of Earnings Per Share of Common Stock
                  Nine Months Ended September 30, 1999 and 1998


                                                        1999               1998
                                                     ----------          ----------
BASIC EARNINGS

Earnings applicable to
common stock                                    $     5,304,673      $    5,745,191

Weighted average common
shares outstanding *                                 12,629,403          14,410,853
                                                     ----------          ----------

Basic earnings per share                        $          0.42      $         0.40
                                                          ------              -----
                                                          ------              -----

DILUTED EARNINGS

Earnings applicable to
common stock                                    $     5,304,673      $    5,745,191

Weighted average common
shares outstanding *                                 12,629,403          14,410,853

Assuming conversion
of options outstanding *                                596,314             688,828
                                                        -------             -------

Weighted average common
shares outstanding, as adjusted *                    13,225,717          15,099,681
                                                     ----------          ----------

Diluted earnings per share                      $          0.40      $         0.38
                                                          ------              -----
                                                          ------              -----


*Adjusted for 5% stock dividend paid March 1, 1999.

Exhibit 11 continued...

                   Ballantyne of Omaha, Inc. and Subsidiaries
                Computation of Earnings Per Share of Common Stock
                 Three Months Ended September 30, 1999 and 1998


                                                              1999               1998
                                                          ----------           ----------
BASIC EARNINGS

Earnings applicable to
common stock                                         $     1,644,929      $     2,418,041

Weighted average common
shares outstanding *                                      12,582,675           14,479,272
                                                          ----------           ----------

Basic earnings per share                             $          0.13      $          0.17
                                                               ------               -----
                                                               ------               -----
DILUTED EARNINGS

Earnings applicable to
common stock                                         $     1,644,929      $     2,418,041

Weighted average common
shares outstanding *                                      12,582,675           14,479,272

Assuming conversion
of options outstanding *                                     547,431              615,925
                                                             -------              -------

Weighted average common
shares outstanding, as adjusted *                         13,130,106           15,095,197
                                                          ----------           ----------

Diluted earnings per share                           $          0.13      $          0.16
                                                               ------               -----
                                                               ------               -----


* Adjusted for 5% stock dividend paid March 1, 1999.